[LETTERHEAD OF ARTHUR ANDERSEN LLP]




As independent public accountants, we hereby consent to the incorpoation by reference in this registration statement of our report dated May 21, 1996, included in Bio Florescent Technologies, Inc.'s Form 10-KSB for the year ended December 31, 1995, and to all references to our Firm included in this registration statement.


                                                         /s/ ARTHUR ANDERSEN LLP


Phoenix, Arizona
January 22, 1997